UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 07, 2024

PHI GROUP, INC.

(n/k/a PHILUX GLOBAL GROUP INC.‚

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17011 Beach Blvd., Suite 900, Huntington Beach, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-793-9227

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 07, 2024, Dr. D’ORLEANS DE FRANCE BENEDICT CARL WILLIAM (f/k/a BEN CARL SMET), an individual, with principal residence address in Schindellegi-Feusisberg, Switzerland (hereinafter referred as the “Consultant” and PHI GROUP INC. (/n/k/a PHILUX GLOBAL GROUP INC.), a corporation duly organized under the laws of the state of Nevada, and re-domiciled under the laws of the State of Wyoming U.S.A., with registered principal business address at N 30 Gould Street, Suite R, Sheridan, WY 82801, represented by Mr. Henry D. Fahman, its Chairman and Chief Executive Officer, hereinafter referred to as “PGG or “the Registrant,” signed the Combined Addendum No. 1 (the “Addendum”) to the Business Development and Structuring Consultancy Agreement dated June 27, 2024 and the Business Development and Structuring Consultancy Agreement for the Development and Establishment of an International Financial Center in Vietnam dated July 5, 2024 and agreed to undertake the followings:

In consideration for the Consultant’s continued commitment to assist the Company and provide the necessary services as defined in the above mentioned (1) Business Development and Structuring Consultancy Agreement for establishing of a compartmentalized regulated/unregulated Luxembourg Bank Fund (RAIF) and establishing of the Asian Diamond Exchange for rough and polished diamond trade and the reconsolidating of the lab-grown diamond industry in Vietnam and (2) the Business Development and Structuring Consultancy Agreement for the development and Establishment of an International Financial Center also in Vietnam, until these projects are successfully completed, both parties agree that the Company shall pay the Consultant an additional amount of Twenty-Five Million U.S. Dollars (USD 25,000,000) for the services mentioned in the above-mentioned Agreements. A schedule of payments shall be mutually agreed upon by both Parties by a separate agreement.

The foregoing description of the nature and essential points of the afore-mentioned Combined Addendum No. 1 to the Business Development and Structuring Consultancy Agreement dated June 27, 2024 and the Business Development and Structuring Consultancy Agreement for the Development and Establishment of an International Financial Center in Vietnam dated July 5, 2024 between Dr. D’ORLEANS DE FRANCE BENEDICT CARL WILLIAM (f/k/a BEN CARL SMET) and PHI Group, Inc. (n/k/a Philux Global Group Inc.) is qualified in its entirety by reference to the full text of said Addendum, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01 Financial Statements and Exhibits

The following is a complete list of exhibit(s) filed as part of this Report.

Exhibit number(s) correspond to the number(s) in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Combined Addendum No. 1 (the “Addendum”) to the Business Development and Structuring Consultancy Agreement dated June 27, 2024 and the Business Development and Structuring Consultancy Agreement for the Development and Establishment of an International Financial Center in Vietnam dated July 5, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2024

PHI GROUP, INC. (a/k/a Philux Global Group, Inc.)
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO